As filed with the Securities and Exchange Commission on December 5, 2003

                                                 Registration No: 333-__________

                                  UNITES STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                 Health & Nutrition Systems International, Inc.
             (Exact name of registrant as specified in its charter)

                  Florida                            65-0452156
         ---------------------------        -----------------------------------
       (State or other jurisdiction of      (I.R.S. Employer Identification No.)
        incorporation or organization)

                          3750 Investment Lane, Suite 5
                         West Palm Beach, Florida 33404
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                             1998 Stock Option Plan
                             ----------------------
                            (Full Title of the Plan)

                              Morris C. Brown, Esq.
                      777 South Flagler Drive, Suite 300-E
                         West Palm Beach, Florida 33401
                         ------------------------------
                     (Name and address of agent for service)

                                 (561) 650-7900
         (Telephone number, including area code, for agent for service)

                         CALCULATION OF REGISTRATION FEE
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---------------------------------------------- ---------------- ---------------- ------------------- ----------------
                                                                   PROPOSED       PROPOSED MAXIMUM
                                                                    MAXIMUM          AGGREGATE          AMOUNT OF
    TITLE OF SECURITIES TO BE REGISTERED        AMOUNT TO BE    OFFERING PRICE   OFFERING PRICE(1)    REGISTRATION
                                                 REGISTERED      PER SHARE(1)                              FEE
---------------------------------------------- ---------------- ---------------- ------------------- ----------------

Common Shares, $.001 par value                  2,500,000(2)         $0.14            $350,000           $28.32

---------------------------------------------- ---------------- ---------------- ------------------- ----------------
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(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and (c) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices of the
     Common Shares as reported on the Over-the-Counter Bulletin Board on
     December 3, 2003.

(2) The 2,500,000 common shares registered hereby are to be issued pursuant to the terms of the 1998 Stock Option Plan. This Registration Statement also relates to such indeterminate number of additional Common Shares of the Registrant as may be issuable as a result of stock splits, stock dividends, recapitalizations, mergers, reorganizations, combinations or exchange of shares or other similar events.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission (the "Commission") in accordance with Section 8(a) of the Securities Act, and Rules 456 and 462 promulgated thereunder.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

            The documents listed in (a) through (d) below, which have been filed by Health & Nutrition Systems International, Inc., a Florida corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement:

         (a) The Registrant's latest annual report on Form 10-KSB for the fiscal year ended December 31, 2002, filed with the Commission on April 1, 2003 pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended (the "1934 Act") and the Registrant's annual report on Form 10-KSB/A-1, filed with the Commission on April 30, 2003.

         (b) The Registrant's Quarterly Report on Form 10-QSB for the period ended March 31, 2003 filed with the Commission on May 15, 2003, the Registrant's Quarterly Report on Form 10-QSB for the period ended June 30, 2003, filed with the Commission on August 14, 2003, the Registrant's Quarterly Report on Form 10-QSB for the period ended September 30, 2003, filed with the Commission on November 14, 2003, and the Registrant's Current Report on Form 8-K dated December 4, 2003.

         (c) The description of the Registrant's Common Shares, par value $.001, contained in the Registrant's Form 10-SB, dated January 31, 2000 filed with the Commission on January 31, 2000, including any amendments or reports filed for the purpose of updating that description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the respective dates of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to the provisions of Section 607.0850(1) of the Florida Business Corporation Act and the Registrant's Articles of Incorporation, the Registrant has the power to indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the Registrant), because such person is or was a director, officer, employee, or agent of the Registrant (or is or was serving at the request of the Registrant under specified capacities) against liability incurred in connection with such proceeding provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to the best interest of the Registrant (and with respect to any criminal action or proceedings, such person had no reasonable cause to believe such person's conduct was unlawful).

         With respect to a proceeding by or in the right of the Registrant to procure a judgment in its favor, Section 607.0850(2) of the Florida Business Corporation Act provides that the Registrant shall have the power to indemnify any person who is or was a director, officer, employee, or agent of the Registrant (or is or was serving at the request of the Registrant under specified capacities) against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interest of the Registrant, except that no indemnification shall be made in case in which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the court in which the proceeding was brought, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.

         Indemnification as described above shall only be granted in a specific case upon a determination that indemnification is proper under the circumstances using the applicable standard of conduct which is made by (a) a majority of a quorum of directors who were not parties to such proceeding, (b) if such a quorum is not attainable, by majority vote of a committee designated by the Board of Directors consisting of two or more directors not parties to the proceeding, (c) by independent legal counsel selected by the Board of Directors described in the foregoing pars (a) and (b), or if a quorum cannot be obtained, then selected by a majority vote of a quorum consisting of stockholders who are not parties to such proceeding.

        Pursuant to Section 607.0850(7) of the Florida Business Corporation Act, expenses are not exclusive, and the Registrant may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, both as to action in his or her official capacity and as to action in another capacity while holding such office. Indemnification or advancement of expenses shall not be made if a judgment or other final adjudication establishes that the action of the director, officer, employee, or agent , or omissions to act, were material to the cause of action so adjudicated and constitute (a) a violation of the criminal law, (b) a transaction from which the director, officer, employee, or agent derived an improper personal benefit,
(c) constitutes a violation of s. 607.0834 by a director in that he voted or assented to an unlawful distribution, (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         Section 607.0850(12) of the Florida Business Corporation Act permits the Registrant to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Registrant (or is or was serving at the request of the Registrant in specified capacities) against any liability asserted against such person or incurred by such person in any such capacity whether or not the Registrant has the power to indemnify such person against such liability.

         The registrant has entered into indemnification agreements with its directors, providing for indemnification by the registrant against any and all claims or other liabilities actually and reasonably incurred or paid by them in connection with any threatened, pending or completed action or proceeding (other than an action by or in the right of the Company) to which the director is a party or is threatened to be made a party by reason of the fact that he is or was an officer, director, shareholder, employee or agent of the registrant, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification excludes claims:

         (a) that are a violation of criminal law, unless the indemnity had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

         (b) that provide an improper personal benefit to the indemnity within the meaning of Section 607.0850(7) of the Florida Business Corporation Act;

         (c) for which the liability provision of Section 607.0834 of the Florida Business Corporation Act are applicable; and

         (d) relating to willful misconduct or conscious disregard for the best interests of the company in a proceeding by or in the right of the registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder of the company.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         3.1      Articles of Incorporation of the registrant are incorporated by reference to Exhibit 3.1(a) to the registrant's FORM 10-SB, filed with the Commission on January 31, 2000
         3.2      Articles of Incorporation of the registrant are incorporated by reference to Exhibit 3.1(b) to the registrant's FORM 10-SB, filed with the Commission on January 31, 2000
         3.3      Articles of Incorporation of the registrant are incorporated by reference to Exhibit 3.1(c) to the registrant's FORM 10-SB, filed with the Commission on January 31, 2000
         3.4      Articles of Incorporation of the registrant are incorporated by reference to Exhibit 3.1(d) to the registrant's FORM
                  10-KSB, filed with the Commission on April 16, 2001
         5.1*     Opinion of Greenberg Traurig, P.A.
         10.1*    1998 Stock Option Plan
         23.1*    Consent of Daszkal Bolton LLP
         23.2*    Consent of Greenberg Traurig, P.A.(included in opinion filed as Exhibit 5.1)
         24.1*    Power of Attorney (included as part of the signature
                  page to this registration statement)

*Filed with this Registration Statement.

ITEM 9.  UNDERTAKINGS.

         a.       THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (iii) To include any additional or changed material information on the plan of distribution.

                  2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

         b.       FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
                  REFERENCE.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         c.       THE BENEFITS OF SUCH INDEMNIFICATION ARE NOT WAIVED BY SUCH
                  PERSONS:

                           Insofar as indemnification for liabilities arising
                  under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on this 5th day of
December, 2003.
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                                       Health & Nutrition Systems International, Inc. (Registrant)


                                       By:      /s/Chris Tisi
                                           -------------------------------------------------
                                                Chris Tisi
                                                Chief Executive Officer and President


                                POWER OF ATTORNEY

                  The officers and directors of Health & Nutrition Systems International, Inc. whose signatures appear below, hereby constitute and appoint James A. Brown their true and lawful attorney-in-fact and agent, with full power of substitution, with power to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.
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SIGNATURE                                        TITLE                                                 DATE
---------                                        -----                                                 ----

/s/Chris Tisi                                    Chief Executive Officer, President, Secretary and     December 5, 2003
------------------------------------------
Chris Tisi                                       Director (principal executive officer)
/s/James A. Brown                                Chairman of the Board                                 December 5, 2003
------------------------------------------
James A. Brown
/s/Theodore Alflen                               Director                                              December 5, 2003
------------------------------------------
Theodore Alflen
/s/Steven Pomerantz                              Director                                              December 5, 2003
------------------------------------------
Steven Pomerantz
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


EXHIBIT INDEX


         Exhibit No.       Description of Exhibit

         3.1               Articles of Incorporation of the registrant are incorporated by reference to Exhibit 3.1(a) to the registrant's FORM 10-SB, filed with the Commission on January 31, 2000
         3.2               Articles of Incorporation of the registrant are incorporated by reference to Exhibit 3.1(b) to the registrant's FORM 10-SB, filed with the Commission on January 31, 2000
         3.3               Articles of Incorporation of the registrant are incorporated by reference to Exhibit 3.1(c) to the registrant's FORM 10-SB, filed with the Commission on January 31, 2000
         3.4               Articles of Incorporation of the registrant are incorporated by reference to Exhibit 3.1(d) to the registrant's FORM 10-KSB, filed with the Commission on April 16, 2001
         5.1               Opinion of Greenberg Traurig, P.A.
         10.1              1998 Stock Option Plan
         23.1              Consent of Daszkal Bolton LLP
         23.2              Consent of Greenberg Traurig, P.A.
         24.1              Power of Attorney (included in the signature page to this registration statement)
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